     As filed with the Securities and Exchange Commission on June 18, 2001

                                                      Registration No. 333-_____

================================================================================

                       SECURITIS AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   Form S-3

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                       BANKUNITED FINANCIAL CORPORATION
                       --------------------------------
            (Exact name of registrant as specified in its charter)

          Florida                                      6035                             65-0377773
-------------------------------              ----------------------------           -----------------
(State or other jurisdiction of              (Primary Standard Industrial            (I.R.S. Employer
incorporation or organization)                Classification Code Number            Identification No.)

                              255 Alhambra Circle
                          Coral Gables, Florida 33134
                                (305) 569-2000
              ---------------------------------------------------
              (Address, including ZIP Code, and telephone number, including area code, of registrant's principal executive offices)

                               Alfred R. Camner
                             Chairman of the Board
                       BankUnited Financial Corporation
                              255 Alhambra Circle
                          Coral Gables, Florida 33134
                                (305) 569-2000
           ---------------------------------------------------------
           (Name, address, including ZIP Code, and telephone number, including area code, of agent for service)

                                  Copies to:

            Marc Lipsitz, Esq.                     John E. Freechack, Esq.
        Camner, Lipsitz and Poller               Barack Ferrazzano Kirschbaum
         Professional Association                     Perlman & Nagelberg
        550 Biltmore Way, Suite 700                  333 West Wacker Drive
       Coral Gables, Florida 33134                         Suite 2700
              (305) 442-4994                        Chicago, Illinois 60606
                                                         (312) 984-3100

                           -------------------------

     Approximate date of commencement of proposed sale to the public:

     As soon as practicable after the effective date of the Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[_]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [X]. 333-60892

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [_].

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box [_].

                        CALCULATION OF REGISTRATION FEE

===========================================================================================================
                                                             Proposed           Proposed
                                                              maximum            maximum        Amount of
                                         Amount to be     offering price        aggregate      registration
   Title of shares to be registered       registered         per unit        offering price        fee
-----------------------------------------------------------------------------------------------------------
Class A Common Stock, $.01 par value..       805,000(1)          $12.31(2)      $9,909,550(2)        $2,478
                                               shares
===========================================================================================================

(1) The Registrant previously registered an aggregate of 5,750,000 shares of its Class A Common Stock, with a proposed maximum aggregate offering price at that time of $69,517,500, on a registration statement on Form S-3 (File No. 333-60892), for which a filing fee of $17,380 was paid. Pursuant to Rule 416 under the Securities Act of 1933 (the "Securities Act"), the number of securities registered hereby includes an undetermined number of shares resulting from any stock splits, stock dividends or similar transactions relating to the registered securities. The number registered also includes an additional 105,000 shares that the Underwriters have the option to purchase solely to cover overallotments.
(2) Pursuant to Rule 457(c) under the Securities Act, estimated solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Class A Common Stock on June 14, 2001, as reported on the Nasdaq National Market System.

================================================================================

                    INCORPORATION OF DOCUMENTS BY REFERENCE

     BankUnited Financial Corporation is filing this registration statement with the Securities and Exchange Commission (the "Commission"), pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This registration statement incorporates by reference the contents of the registration statement on Form S-3, as amended (Registration No. 333-60892), which was declared effective by the Securities and Exchange Commission on June 14, 2001, and is being filed for the sole purpose of registering additional securities of the same class as were included in that registration statement.

     The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended (the "Act"), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coral Gables, State of Florida, on June 18, 2001.

                              BANKUNITED FINANCIAL CORPORATION


                              By:/s/ Alfred R. Camner
                                 ------------------------------------------
                                  Alfred R. Camner
                                  Chairman of the Board,
                                  Chief Executive Officer, President
                                  and Chief Operating Officer


     Pursuant to the requirements of the Act, this Registration Statement has been signed on June 18, 2001 by the following persons in the capacities indicated.



                *                       Chairman of the Board,
------------------------------------    Chief Executive Officer, President,
Alfred R. Camner                        Chief Operating Officer and Director
                                        (Principal Executive Officer)



                *                       Executive Vice Chairman of the Board
------------------------------------    and Director
Mehdi Ghomeshi



                *                       Vice Chairman of the Board and Director
------------------------------------
Lawrence H. Blum


                *                       Corporate Secretary and Director
------------------------------------
Marc Lipsitz



                *                        Senior Executive Vice President and
-------------------------------------    Chief Financial Officer (Principal
Humberto Lopez                           Financial Officer)



                *                       Director
-------------------------------------
Allen M. Bernkrant



                *                       Director
-------------------------------------
Neil Messinger

                *                       Director
-------------------------------------
Marc D.Jacobson




                *                       Director
-------------------------------------
Anne W. Solloway






By:/s/ Alfred R. Camner
   ----------------------------------
   Alfred R. Camner
   Attorney-in-Fact

                       BANKUNITED FINANCIAL CORPORATION


                               Index to Exhibits

                                                                                              Sequentially
                                                                                                Numbered
Exhibit No.                 Description                                                            Page
----------                  -----------                                                        -------------
  5.1    Opinion of Camner, Lipsitz and Poller, P.A. as to the validity of the issuance of the Class A Common Stock.

  23.1   Consent of PricewaterhouseCoopers LLP.

  23.2 Consent of Camner, Lipsitz and Poller, P.A. (set forth in Exhibit 5.1 to this Registration Statement).

  24.1   Power of Attorney.*

___________________________

* Incorporated by reference to the Power of Attorney contained in the Registration Statement on Form S-3, Registration No. 333-60892.